U.S. Gold Corp. Completes District-wide Geochemical Surveys on the Keystone Project, Cortez Gold Trend, Nevada

Comprehensive surveys, combined with previous geophysics and scout drilling, place U.S. Gold Corp. on the cusp of potentially generating multiple new targets

ELKO, NV, March 12, 2018 — U.S. Gold Corp. (NASDAQ: USAU), a gold exploration and development company, today is pleased to announce the completion and compilation of the district-wide geochemical surveys on the Keystone project. Commensurate detailed geological mapping is also nearing completion. The geochemical data, combined with earlier gravity and geophysical survey assessments, and scout drilling programs to date, will provide the necessary information to identify, and zero in on, site-specific discovery opportunities in 2018. Highlights of these surveys include;

- U.S. Gold Corp. has completed comprehensive and effective blanket geochemical sample surveys covering the 20-square-mile Keystone district project area. The sample database now comprises 4,225 soil samples, 2,250 rock samples, 649 fine-sediment stream samples, and 620 altered stream cobble samples.

- The primary purpose of the multifaceted 2017 geochemical surveys was to assist in identifying and defining site-specific gold targets to be drill tested in 2018.

- The highly anomalous geochemical levels and widespread distribution of metals being sought, in particular gold, along with associated pathfinder metals, demonstrates the potential presence of a very large, robust gold-bearing multi-metallic hydrothermal system at Keystone.

- All current data indicate that the Keystone hydrothermal system is early Tertiary in origin and similar to those that host the major Carlin-type gold deposits in Nevada. A K-Ar on biotite age date on the Walti pluton yielded 34.1 +/- 0.7ma age; additional dating studies are in progress to further assess this clearly complex intrusive and eruptive magmatic Keystone hydrothermal system.

- An EA (Environmental Assessment) study for the purpose of expanded exploration commenced in early 2017 and is scheduled to be completed soon. As a result, U.S. Gold Corp. will soon be able to start drilling in areas that have previously been inaccessible because of areal disturbance limitations.

Up to this point, most Keystone project drilling was considered to be “scout drilling” conducted to obtain 1) critical information related to host rock characteristics, 2) locations of specific host horizons within the approximately 3000-foot-thick prospective host rock package, and 3) gold deposit model characteristics and also to provide broad important gold system information. Scout drilling results have indicated the size extent of the gold system and overall metal distribution is much larger than originally conceived.

Late 2016 through 2017 drilling was limited to access permitted through four individual 5-acre NOIs (Notices of Intent). This areal disturbance limitation disallowed access to many of the targets that evolved through ongoing target synthetizations obtained from merging of all the various data sets. In spite of this limitation in prior drill access, considerable advancements in exploration understandings have resulted from the initial, rather wide-spaced scout hole drilling programs conducted to date.

The current geochemical data can be accessed and viewed through the following link: https://d1io3yog0oux5.cloudfront.net/usgoldcorp/files/docs/U.S._Gold_Corp._Geochem_March_2018.pdf

Sixteen individual district-wide maps are provided; these maps individually exhibit the eight elements of Gold, Silver, Arsenic, Antimony, Mercury, Copper, Molybdenum and Zinc. The fine-sediment stream and soil sample data are combined on one map, and the altered cobble and rock samples on the other for each element. Prior to all the new soil and fine-sediment stream sampling, detailed orientation surveys were conducted for the purpose of determining an optimal representative-size fraction in order to mitigate the influence of evident wind-blown material dilution.

Bureau Veritas Minerals (BV Labs) and American ALS (Chemex Labs in Reno, Nevada) were utilized for the analyses of all new data. Historic soil and rock data were also accepted and incorporated into the maps.

Dave Mathewson, Vice President of Exploration for U.S. Gold Corp., stated, “At this time, we are at an important stage in the Keystone exploration program. We are now better able to locate and qualify site-specific, drill-hole target opportunities within the rather broad target areas that we have previously identified. We are seeking the all-important high-grade gold zones that comprise potential economic deposits within this broad Carlin gold system. The core portions of gold deposits tend to be rather small and tightly confined, proximal to feeder structures. We realized early that we were working on a large, robust Carlin-type gold system, but we did not have all the property area that we now have, and in addition, there were very large voids in much of the historic data that we began with. All the drilling to date, however, has provided encouraging results. The excellent host characteristics of Devonian Horse Canyon and Wenban, and the upper Devonian or Silurian Roberts Mountains Formations, are now well-established. Large bodies of dissolution-related collapse breccias with associated and hydrothermal styles of alteration, including silicification, argillization, and sulfidation; multiple types and styles of system-related dikes and sills; and local, very strong pathfinder elements, including the presence of locally abundant arsenopyrite, realgar, and orpiment, have been encountered in the scout drilling. Our 2018 exploration drilling program will commence with concerted, iterative site-specific drilling as soon as access conditions allow and the EA with a POO, drilling Plan of Operation, is in place.”

Edward Karr, president and CEO of U.S. Gold Corp., stated, “We are very encouraged with the Keystone exploration results to date. Exploration is an ongoing process, and our entire technical team has been deeply involved. This is the first time in the history of the Keystone district that one company has controlled such a large land position and applied a methodical, data-driven exploration process. We plan to keep the market informed on our 2018 exploration plans as specific drill targets emerge.”

About U.S. Gold Corp.

U.S. Gold Corp. is a publicly traded U.S.-focused gold exploration and development company. U.S. Gold Corp. has a portfolio of development and exploration properties. Copper King is located in Southeast Wyoming and has a Preliminary Economic Assessment (PEA) technical report, which was completed by Mine Development Associates. Keystone is an exploration property on the Cortez Trend in Nevada, identified and consolidated by Dave Mathewson. For more information about U.S. Gold Corp., please visit www.usgoldcorp.gold.

Forward-looking and cautionary statements

Forward-looking statements in this press release and all other statements that are not historical facts are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks arising from prevailing market conditions and the impact of general economic industry or political conditions in the United States or globally. A list and description of these and other risk factors can be found in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the Securities and Exchange Commission, which can be reviewed at www.sec.gov. We make no representation or warranty that the information contained herein is complete and accurate, and we have no duty to correct or update any information contained herein.

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